As filed with the Securities and Exchange Commission on December 16, 2010

Registration No. 333-167777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Net Profits Ten Inc.
(Exact name of registrant as specified in its charter)

Nevada	7372	77-0716386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1736 Angel Falls Street Las Vegas, NV 89142-1230 Tel: 1-209-694-4885
(Address and telephone number of registrant's principal executive offices)

EastBiz.com, Inc. 5348 Vegas Drive, Suite 141 Las Vegas, NV 89108 Tel: 1-209-694-4885
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller reporting company [X]
(Do not check if a Smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	808,000	$0.05	$40,400	$2.88

(¹)The price of $0.05 is a fixed price, arbitrarily determined by Net Profits Ten Inc., at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 15, 2010

PROSPECTUS
NET PROFITS TEN INC.
Initial Public Offering

RESALE OF 808,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 808,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$40,400	None	$40,400

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  These securities cannot be sold until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: _________, 2010

NET PROFITS TEN INC.

Prospectus
______________________________________

808,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE
______________________________________

PROSPECTUS SUMMARY

Net Profits Ten Inc. (“we,” “us,” “Net Profits”, the “Company,” and words of similar meaning) was incorporated in the state of Nevada on March 24, 2008. We are focused on the development and marketing of an interactive “yearbook” software product for the military, for the purpose of creating software to store and display memories and facilitate fundraising.  The software, once complete, will allow our customers to create and burn their own interactive digital memories on CD/DVD, as a “Mil Yearbook”. They will then be able to sell the Mil Yearbook and have fundraising ventures for their particular organization.

Our offices are currently located at: 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. Our telephone number is 1-209-694-4885. We have secured a domain name - http://netprofitsten.com/ which is functional but requires further development as of the date of this prospectus, and which contains information we do not desire to be incorporated by reference herein.

We are a company that has not generated any significant revenue to date. As of September 30, 2010, we had $8,486 in current assets and $8,706 in current liabilities. Accordingly, our working capital position as of September 30, 2010 was a deficit of $220. As of September 30, 2010, we had a total accumulated deficit of approximately $38,000. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our inability to generate significant revenues and our accumulated losses since inception raise substantial doubt regarding our ability to continue as a going concern.

In May 2010, we generated approximately $5,000 in revenues from the sale of 10 copies of a basic version of our Mil Yearbook product at $500 per copy, none of which sales were made to related parties.  In September 2010 we generated $2,599 in revenues from the sale of five copies of a basic version of our Mil Yearbook product (at $500 per copy) and $99 in customization fees charged to one customer for additional functionality which was requested by such customer and in October 2010 we generated $1,099 in revenues from the sale of 2 copies of a basic version of our Mil Yearbook product (at $500 per copy) and $99 in customization fees charged to one customer for additional functionality which was requested by such customer and in December  2010 we generated approximately $1,500 in revenues from the sale of 3 copies of a basic version of our Mil Yearbook product. Moving forward we plan to complete our website (which is currently functional, but which we plan to further refine and expand) and the development of our product, which is functional, but requires further development to include the processes and modules described below under “Description of Business.”  We currently market our Mil Yearbook product on google.com, but plan to expand such marketing efforts in the future, funding permitting, as described in “Description of Business,” below.   We also currently have a Licensing Agreement in place pursuant to which we license software which forms the framework for our Mil Yearbook software from a related party (which Licensing Agreement is described in greater detail below under “Material Agreements.”

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Summary of the Offering

Securities Being Offered:
808,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those shares held by our President, Treasurer and Director, Mr. Gilad David, and our Director, Mr. Fouad Dasuka.

Offering Price, Lack of Market:
The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.

Securities Issued and to Be Issued:
4,808,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, Treasurer and Director, Mr. Gilad David, and our Director, Mr. Fouad Dasuka, own an aggregate of 83.19% of the common stock shares of our company and therefore have majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:
While we had not generated any revenues as of December 31, 2009, we did generate revenues of $7,592 for the nine months ended September 30, 2010; however, we will require additional funding to complete our Mil Yearbook software and website and conduct our planned marketing activities.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following summary financial information for the periods from March 24, 2008 (inception) to September 30, 2010 includes balance sheet and statement of operations data from our financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and are derived from the financial statements and accompanying notes included in this prospectus.

Balance Sheet Information	As of December 31, 2009 (Audited)	As of September 30, 2010 (Unaudited)
Current Assets	$26,481	$8,486
Total Assets	$26,481	$11,645
Total Liabilities	$0	$8,706
Total Stockholders’ Equity	$26,481	$2,939

Statement of Operations Information	For the year ended, December 31, 2009 (Audited)	For the nine months ended September 30, 2010 (Unaudited)
Revenue	$0	$7,592
Expenses	$0	$31,134
Net Loss	$0	$23,542

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because we have not generated revenues sufficient to cover our operating expenses and have incurred losses for the period from March 24, 2008 (inception) to September 30, 2010 there is an uncertainty about whether we will be able to continue as a going concern and, as a result, a possibility that shareholders may lose some or all of their investment in our company.

The Company has incurred losses for the nine months ended September 30, 2010 of $23,542. We generated revenues of $7,592 for the nine months ended September 30, 2010.  As of September 30, 2010, we had a working capital deficit of $220 and a total accumulated deficit of $37,861. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern.   If financing is available, it may involve issuing securities senior to our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities, which adjustment may have to be made, should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

We just recently began generating revenues and we face many obstacles as a start up venture. We may never be able to execute our business plan.

We were incorporated on March 24, 2008. We are focused on the development and marketing of an interactive “yearbook” software product for the military, for the purpose of fundraising. This product is called, “Mil Yearbook", which we have been doing business as.  Although we have begun the development, marketing and sale of Mil Yearbook, we may not be able to fully execute our business plan unless and until we are successful in raising additional funds.

We may not be able to obtain additional necessary funding.  We had not generated any revenues as of December 31, 2009, and while we have generated limited revenues of $7,592 for the nine months ended September 30, 2010, there can be no assurance that we will ever achieve any profitability or revenues sufficient to support our operations. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

Because our business plan may be unsuccessful, we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues.

The success of our business plan is dependent on our further developing and marketing of the Mil Yearbook. Our ability to market such software is unproven, and the lack of an operating history makes it difficult to validate our business plan.
If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we expect to incur losses over the next 12 months, our stockholders may lose their entire investment in us.

We expect to incur losses over the next 12 months because we had not generated any revenues as of December 31, 2009, and have generated only limited revenues of $7,592 for the nine months ended September 30, 2010, which were not sufficient to offset the expenses associated with our operations, and the marketing of, our software.

We cannot guarantee that we will ever be successful in generating sufficient revenues to support our operations in the future. We recognize that if we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues.

The success of our business plan is dependent on our improvement and marketing of the Mil Yearbook. Our ability to market such software is unproven, and the lack of an operating history makes it difficult to validate our business plan. If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we have no operating history there is no assurance that our future operations will result in profitable operations.

There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate operating revenues sufficient to support our operations or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We were incorporated on March 24, 2008, and have very limited operations.  While we have not realized any material revenues to date, Mil Yearbook is ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. We had a net loss of $23,542 for the nine months ended September 30, 2010 and a total accumulated deficit of $37,861 as of September 30, 2010, and expect to have net losses over the next 12 months. These losses will come due to substantial costs and expenses associated with the further development, marketing and distribution of our software.

In the future, our success will be dependent upon the success of our efforts to gain market acceptance of our Mil Yearbook. If we cannot attract a significant number of customers due to the target market not being as responsive as we anticipate, we cannot guarantee that we will ever be successful in generating revenues to support our operations in the future to ensure our continuation.

Because we have not generated any revenue from our business and we will need to raise funds in the near future, which may be difficult to obtain when required, we might be forced to discontinue our business.

We had a $220 working capital deficit as of September 30, 2010, and we anticipate incurring costs of at least $70,000 within the next 12 months, which we hope to raise through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding.

Because we have not generated any revenue from our business, we will need to raise additional funds for the future development of our business and to be able to respond to unanticipated requirements or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not continue our planned business operations.

Because we are dependent on contracting with third party firm(s) to maintain our software for us, our operations and financial stability may be adversely affected.

We intend to hire a software development firm(s) to maintain our Mil Yearbook software. We have estimated the total costs for this purpose at $8,000 (as of September 30, 2010 we had incurred $3,500 of this cost).  If we are unable to contract qualified software development firm(s) to maintain our software, whether because we cannot find them, cannot attract them to our company, or cannot afford them, we will not be able to continue our planned business operations.

If we are not able to finalize the further development and marketing of our website or if the developed website contains defects, we may not be able to generate significant revenues and shareholders will lose their investment.

The success of our business in part will depend on the marketing, completion and acceptance of our website by our online target market. Achieving such acceptance will require significant marketing investment. We have estimated the costs for the further development of our website at $5,000.

Our website may contain undetected design faults and software errors that are discovered only after it has been viewed and used by customers. Any such default or error could cause delays and further expenses and could adversely affect our competitive position and cause us to lose potential customers or opportunities. If this is the case, we may not generate revenues at sufficient levels to support our operations and build our business and our business will likely fail.

If we are not able to find significant retail suppliers, re-sellers or distributors, we may not be able to generate significant revenues and shareholders may lose their investment.

The success of our business in part will depend on developing and maintain relationships with retail suppliers, re-sellers and/or distributors. Achieving such acceptance will require significant time and marketing investment.

If we are unable to build these relationships with retail suppliers, re-sellers or distributors to sell our software this could adversely affect our competitive position and cause us to lose potential customers or opportunities. Also, if we are accepted by retail suppliers, re-sellers or distributors but do not generate revenues at sufficient levels to support our operations and build our business, our business will fail.

Because we rely on subcontractors for the programming and maintenance of critical elements of our website, the loss of these services will adversely affect our operations and ability to generate revenues.

We rely on subcontractors for the programming and maintenance of critical elements of our website, including integrating the billing process, tracking of the online sales and the basic maintenance and backup of our servers. If one of these subcontractors no longer provides service to us or there is a delay in their services, our business may be harmed. We rely on subcontractors for the maintenance and ongoing upgrades of the Net Profits Ten Inc. website. We also will rely on subcontractors for tasks such as firewall protection, application of security patches and regular backup of our servers' data.

After contracting with these subcontractors there is no assurance that they will continue to reliably deliver the above services. Should a subcontractor cease to provide their services to us, our operations will be terminated until such time as we can locate and retain a replacement subcontractor. During such time our business will suffer.

Risks Related to our Company

Our executive officers control a majority of our voting securities and therefore they have the ability to influence matters affecting our shareholders.

Our executive officers beneficially own approximately 83.19% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove our current Directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

Because our executive officers and Directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Both of our Directors and officers live outside of the United States.

Mr. Gilad David, our President, Treasurer and Director is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.

Mr. Fouad Dasuka, our Director, is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.

As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our Directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Our officers and Directors lack experience in and with publicly-traded companies.

While we rely heavily on Mr. Gilad David, our President, Treasurer and Director and Mr. Fouad Dasuka, our Director, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to their ultimate lack of experience with publicly-traded companies in general.

Because we have two Directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.

Since we currently have an even number of Directors, deadlocks may occur when such Directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our Directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Because our executive officers are unable to devote their services to our company on a full time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.

Mr. Gilad David our President, Treasurer and a Director, currently devotes approximately 20 to 25 hours per week to our company.

Mr. Fouad Dasuka our Director, currently devotes 20 to 25 hours a week to our company.

We depend heavily on the services of our executive officers and Directors.  As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Because our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license software or services over the internet, we are likely to make inexperienced or uninformed decisions that will have bad results for us.

Our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that market software or services over the internet.  Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business.  Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

Because we depend heavily on our executive officers, the loss of either person will have a substantial negative effect on our business and may cause our business to fail.

We depend entirely on our executive officers for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our executive officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, we have 4,808,000 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Risks Related to Developing our Software

Because we may not be successful in further developing software that will achieve market acceptance, we may not be able to achieve profitable operations.

The success or failure of further developing and marketing the interactive military software for fundraising, Mil Yearbook, depends in large part on its desirability and ease of application in the target market. We cannot be sure that our development efforts will produce software that will fulfill the needs and appeal to the tastes of our expectant customers and clients.

The software industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to introduce upgrades or new software products to satisfy an expanding range of customer needs and achieve market acceptance.

Because we may never be able to achieve sales revenues sufficient to become profitable, we could experience continual losses and eventually fail in our business plan.

There can be no assurance that our software will achieve a level of market acceptance that will make us profitable.

We believe that the acceptance of our software products will depend on our ability to:

•	Develop a user-friendly software product that appeals to our potential clients and customers.
•	Effectively market our software through our website as well as, resellers and distributors.
•	Price and license the software products in a manner that is appealing to potential customers.
•	Develop and maintain a favorable reputation among our potential clients and customers.
•	Develop brand recognition.
•	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our software products.

Commerce over the internet is an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement.

To compete successfully in this emerging market, we must continue to design, develop, and sell new and enhanced software and services that provide increasingly higher levels of performance and reliability at an acceptable and reasonable cost.

The software and services must take advantage of technological advancements and changes, and respond accordingly to new and changing customer requirements. Our success in designing, developing, and selling such software and services will depend on a variety of factors, including:

•	Success of promotional and marketing efforts.
•	The identification of market demands for new or upgraded software and services.

•	Timely implementation of software and services offering.
•	Software and service performance.
•	Cost-effectiveness of software and service.

We license the right to software which forms the framework for our Mil Yearbook software from RN Consulting, which is owned by Ruthy Navon, our promoter, and which software our current Mil Yearbook software is dependent on.

On October 11, 2010, the Company entered into a Licensing Agreement, which was amended in December 2010 (the “Licensing Agreement”), with RN Consulting Services, d/b/a YearBook Alive Software, an entity controlled by Ruthy Navon, our promoter (as described below) and former Secretary (“RN Consulting”).  The Licensing Agreement amended, replaced and superseded a prior Reseller Agreement entered into between RN Consulting (in the name of Yearbook Alive Software) and the Company on or around March 1, 2008.  Pursuant to the Licensing Agreement, RN Consulting agreed to provide us an exclusive, limited, non-transferable (except in connection with the sale of our products) license to use, market, sell and distribute certain software which RN Consulting owns, which allows users to create and burn interactive digital memories on CD/DVD (the “Technology”) in software and products we sell and plan to sell to the Military (the “License”).  “Military” is defined in the Licensing Agreement as military personnel, servicepersons, persons in the military reserves; persons in training for a career in and/or service in the military (including cadets and the ROTC (Reserve Officers’ Training Corp); military organizations (located throughout the world), organizations with functions similar to the military such as the coast guard, national guard or foreign legion; and current, former or retired military personnel.  Pursuant to the Licensing Agreement, no fees are due to RN Consulting under the License until July 31, 2011, subsequent to which we agreed to pay RN Consulting 10% of any of our net sales (i.e., total sales after taxes) related to the use of the Technology, payable monthly in arrears during the term of the License.  The License terminates immediately upon the termination of the Licensing Agreement.

In the event the Licensing Agreement is terminated for any reason, we could lose the rights to the License, which could force us to cease selling our Mil Yearbook software, which would cause a material adverse effect on the Company, could force the Company to suspend or curtail its operations and could cause any investment in the Company to become worthless.

Pursuant To The License, We Are Only Allowed To Market And Sell Our Software To Military Customers.

As described above, we received a License to use certain technology as a result of the Licensing Agreement.  Pursuant to the Licensing Agreement, we are only allowed to market and sell our software to Military (as defined above) customers.  Additionally, pursuant to the Licensing Agreement, and in an effort to avoid conflicts of interest and competition between the Company and RN Consulting, we agreed to refer any non-Military customers or potential customers to RN Consulting and RN Consulting agreed to refer any Military customers or potential customers to us.  As such, we will not be able to offer our software to any non-Military customers, which may limit the overall market for our software and products and limit our ability to compete with and against competitors which offer their software and products to all segments of the marketplace.  Furthermore, we may miss out on potential cross-promotional opportunities as a result of our requirement to only sell to Military customers.  Due to such requirements, our overall results of operations and future growth may be limited, and we may be forced to curtail or abandon our business plan.

Protecting our Proprietary Technology
and Other Intellectual Property Rights

If we are unable to protect our proprietary technology and other intellectual property rights, or our licensing partners are unable to protect the intellectual property which we license, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property and/or if our licensing partners are unable to protect the intellectual property which we license, our competitors could use our intellectual property to market software similar to ours, which could decrease demand for our software, thus decreasing our revenues. We plan to rely on a combination of copyright, trademark and trade secret laws to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our interactive digital software.

In addition, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we plan to require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar software products. Policing unauthorized use of our products is very difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any policing or litigation could be time consuming and expensive to resolve or prosecute, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringed upon its proprietary rights, we could be required to redesign our software, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire or license violates its intellectual property rights. As the number of software products in our market increases and the functionality of those software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be Expensive and time consuming to defend.
•	Result in negative publicity.
•	F Force us to stop licensing our software products that incorporate the challenged intellectual property.
•	Require us to redesign our software products.
•	Req Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease any revenues and result in possible losses to our business.

Regulatory and Legal Risks

Because marketing and making our software product available on the internet may expose us to regulatory and legal issues, we may be forced out of business.

A range of exposures may exist due to how we intend to market our software. If we create and utilize a web site and sell through the retail industry, as we plan to do, online access through a company-operated web site and retail regulations requires careful consideration of legal and regulatory compliance requirements and issues. This may require extensive legal services that may become an increased cost component when considering the development of our software and technologies.

Risks Related To Competition

We face competition from other businesses or competitors that currently market interactive fundraising software.

Competition will possibly come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products and software through the internet. Our competitors will possibly have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They may also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

Some of our competitors may have significantly more financial resources, which could allow them to develop software that could render our software inferior.

Our competition may have software or may develop software that will render our software inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our software products.

Risks Related to the Offering

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult and prohibits sales of unregistered securities by shareholders of “shell companies” and former “shell companies”. See discussion under heading "Rule 144" below and the risk factor titled ‘Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company”.

Because our stock price after the offering could be below the offering price, our investors may never realize any gain on their investments in our company.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value.  Our common stock price after the offering could be below the offering price.

Because there is no public market for our common stock, our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to have a market maker file an application on our behalf with the FINRA to have our common stock quoted on the OTC Bulletin Board after the registration statement is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market.  The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.  The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering.  The market price of the securities offered herein, if any, may decline below the initial public offering price.  The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

•	Quarterly variations in our results of operations or those of our competitors;

•	Announcements by us or our competitors of acquisitions, new software products, significant contracts, commercial relationships or capital commitments;

•	Disruption to our operations;

•	Commencement of, or our involvement in, litigation;

•	Any major change in our board or management;

•	Changes in governmental regulations or in the status of our regulatory approvals; and
•	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Because future sales by our stockholders could cause the stock price to decline, our investors may lose money on the purchase of our stock.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and limit a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

The initial offering price of this offering has been arbitrarily determined by our management.

The initial offering price of the shares registered in this Registration Statement has been arbitrarily determined by us.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value.  Because of this, the actual value of our securities may be significantly less than the offering price of $0.05 per share, which selling shareholders will be required to sell their shares at prior to us obtaining a market for our common stock.  As a result, if you purchase shares of our common stock at the fixed offering price of $0.05 per share, the value of your securities may decline in value or have significantly less value when you attempt to sell such shares.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

If the registration statement, of which this prospectus is a part becomes effective, we will become a public reporting company, and will incur significant increased costs in connection with compliance with Section 404 of the Sarbanes Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

If the Registration Statement, of which this prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share.   The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

 DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 808,000 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 808,000 shares of common stock from us in a Regulation S private placement transaction that closed in June 2008.

The following table provides as of December 15, 2010 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	The number of shares beneficially owned by each prior to this offering.

•	The total number of shares to be offered by each.

•	The total number of shares beneficially owned by each upon completion of the offering.

•	The percentage owned by each upon completion of the offering.

Name of Beneficial Owner(1)	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering(2)

Samir Zara	20,000	20,000	0	0%
Mahmud Ibrahim	20,000	20,000	0	0%
Anwer Dasuka (3)	10,000	10,000	0	0%
Faiyad Thaer Amin Faous	20,000	20,000	0	0%
Mahmoud Dasuki	30,000	30,000	0	0%
Ibrahim Bader	30,000	30,000	0	0%
Kamela Darwish	30,000	30,000	0	0%
Mohamad Hindi	30,000	30,000	0	0%
Mahmud Farha	20,000	20,000	0	0%
Yoosef Dasuka (3)	20,000	20,000	0	0%
Walaa Dasuki	20,000	20,000	0	0%
Sara Bader	20,000	20,000	0	0%
Rami Chlil	30,000	30,000	0	0%
Wasim Zaid	20,000	20,000	0	0%
Anerham Halil	30,000	30,000	0	0%
Hanadi Zeid	20,000	20,000	0	0%
Ahmad Dahood	30,000	30,000	0	0%
Ali Alkhalil	20,000	20,000	0	0%
Khalaf Abd El Gabar	20,000	20,000	0	0%
Dawood Hindi	20,000	20,000	0	0%
Yosef Abd El Hadi	20,000	20,000	0	0%
Haitam Halaf	20,000	20,000	0	0%
Wakeed Khalaf	20,000	20,000	0	0%
Rana Ammar	20,000	20,000	0	0%
Rania Halaf	20,000	20,000	0	0%
Hosnia Khalaf	20,000	20,000	0	0%
Nawal Shtrobe	20,000	20,000	0	0%
Husein Abed El Hadi	20,000	20,000	0	0%
Amgad Hsadiy	20,000	20,000	0	0%
Mohamad El Khaleel	20,000	20,000	0	0%
Subhia Chalil	20,000	20,000	0	0%
Ahmad Hgerat	30,000	30,000	0	0%
Husam Abed El Hadi	30,000	30,000	0	0%
Mohamed El Ahmar	30,000	30,000	0	0%
Sawaed Nohad	20,000	200,00	0	0%
Mohammad Hassadiah	10,000	10,000	0	0%
Hadiga Mari	4,000	4,000	0	0%
Muwaffaq Gazi Abdelhafiz Abu Aresheh	4,000	4,000	0	0%
TOTAL	808,000	808,000	NIL	*

Notes

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Assumes all shares offered herein are sold.
(3)	Adult children of our Director, Fouad Dasuka.

Other than as described above, none of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or Directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, as amended, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 808,000 common shares on behalf of the selling stockholders.

No Current Market for our Shares

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with The Financial Industry Regulatory Authority, Inc. for our common stock to be eligible for trading on the Over–the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market.  Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by The Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

▪	Not engage in any stabilization activities in connection with our common stock,
▪	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
▪	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

The financial statements of Net Profits Ten Inc. included in this registration statement have been audited by GBH CPAs, PC, of  6002 Rogerdale, Suite 500, Houston, Texas  77072, for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview of the Company

We were incorporated on March 24, 2008 in the State of Nevada. We are focused on marketing and distributing user-friendly interactive yearbook software for the military. We have been doing business as Mil Yearbook. Our offices are currently located at: 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. Our telephone number is 1-209-694-4885. We have secured a domain name – www.netprofitsten.com, which is functional but requires further development as of the date of this prospectus, which website includes information we do not desire to be incorporated by reference herein.

Objectives

We are in the business of marketing and distributing user-friendly interactive yearbook software for the military. The software is planned to allow our customers to create and burn their own interactive digital memories on CD/DVD, as a “Mil Yearbook”, assuming we are able to complete the design and development of the software.  Once a CD/DVD is created, customers will be able to sell this Mil Yearbook as a fundraising venture for their particular organization (see also the flow chart below). They will be able to watch and play with their digital memories on a personal computer or DVD, or sell it to their friends and family. Our software is planned to allow for uploading photos, video, music and text to their Mil Yearbook.  The finalization and design and development of our software is subject to certain risks, as described in greater detail above under “Risk Factors,” and we may not be able to execute on our business plan and/or complete the development of the software in the future.

Assuming we are able to complete our business plan and finalize the development and design of our software, the software will enable the military, as well as other military related organizations (including veterans associations, any other Military related organizations as defined below in the description of the Licensing Agreement) to turn their videos, music and digital photos into an interactive yearbook on CD/DVD, which may include pictures and videos featuring vacations, field trips, sporting events, or for military personnel, may include pictures and videos of such personnel’s  basic training, special ops, war games and other military activities for their friends and family to view. Our target market is primarily the military, who may desire to capture their military, base or basic training life or events on CD/DVD’s who wish to capture their memories, trips, and events, in a fun and interesting way, and to be able to save those memories to watch and play for years to come.  Our software is also intended to serve as a way for groups and organizations to raise money through the sale of the CD/DVD’s created with our software.

In May 2010, we generated approximately $5,000 in revenues from the sale of 10 copies of a basic version of our Mil Yearbook product at $500 per copy, none of which sales were made to related parties.  In September 2010 we generated $2,599 in revenues from the sale of five copies of a basic version of our Mil Yearbook product (at $500 per copy) and $99 in customization fees charged to one customer for additional functionality which was requested by such customer and in October 2010 we generated $1,099 in revenues from the sale of 2 copies of a basic version of our Mil Yearbook product (at $500 per copy) and $99 in customization fees charged to one customer for additional functionality which was requested by such customer and in December 2010 we generated approximately $1,500 in revenues from the sale of 3 copies of a basic version of our Mil Yearbook product. Moving forward we plan to complete our website (which is currently functional, but which we plan to further refine and expand) and the development of our product, which is functional, but requires further development to include the processes and modules described below.  We currently market our Mil Yearbook product on google.com, but plan to expand such marketing efforts in the future, funding permitting, as described below.

Below is a flow chart describing in greater detail the Company’s planned distribution steps for its Mil Yearbook software:

For example: each CD/DVD costs less than a $1 to produce and the Company believes that each can possibly be sold for approximately $12-$25 per unit, with each CD being sold for approximately $12 and each DVD (which holds more information being sold for $20).  The above sample prices represent the Company’s estimates and beliefs of the fair values of the resulting products; however, the Company does not have any evidence that such products will be able to be sold for those prices, and final prices will be determined by individual customers, based on their own estimation of the value of the product created and the ultimate market for such product.  Each group will keep 100% of the profits of any sales, and as such, the ultimate price at which customers determine to sell the products will not have any affect on the Company’s revenues.

Our software (which is still in development) involves the following simple three-step process for the creation of the interactive Mil Yearbook:

We intend for our customers to use a simple three step process for the creation of the interactive Mil Yearbook as follows:

•	Add Media
Creates galleries to put their pictures into. They then import photos and videos from a digital camera, scanner, hard drive and the internet to the galleries they have created.

•	Add Text
There will be different sections or categories built in to the CD/DVD where they can add text such as:

1)	The Phone Book – they will be able to add the names, phone numbers and addresses of their fellow enlisted, commanding officer and emergency numbers.

2)	The Personnel Page – this section lets them add the names and rank of their friends and family.

3)	The Galleries – this is where they will be able to add text naming their Galleries of pictures and add names or stories to each individual picture.

•	Add Audio

This section lets the enlisted member add his or her favorite music or sound to the digital memories software.

We plan to develop a user friendly software product.

We plan to develop our software to be user friendly for all users, without the use of manuals and hours of practice. Regardless of the user’s level of computer literacy, our software will be designed to be easy to install, provide useful features, contain help support, be extremely easy to navigate and be fun and be interactive.

We intend to concentrate our efforts on Software Functions

The software is planned to contain basic functions, including:

•	Easy and fast uploading, supporting a wide variety of formats such as: BMP, GIF, JPG, AVI, MPG, WMV, MP3, MP4, M4A, and M4V.
•	Photo, video and text preview at any time.
•	Adding text to various sections of the Mil Yearbook.
•	Ability to burn their digital Mil Yearbook onto CD/DVD.

When completed, our website will enable customers to place orders, purchase and download the software. Once the customer selects to purchase our product they are then directed to our order fulfillment page to complete their order billing and shipping information if they request a hard copy, rather than download the software from our website. The customer is then asked to agree with our terms and conditions of sale, and if in agreement, they are directed to the checkout page where PayPal information is requested. On completion, a final step displays the order and payment information for final confirmation by the customer.  The customer then receives an email summarizing the order, shipping and payment information.  We receive an identical email for order processing and fulfillment.

Once we set up our website and complete our software development, customers will be able to purchase and download our software directly from our website. We plan to price our software at between $499 for the simple stripped down version of the software and $1,299 including additional functions which are not operational yet including a private-chat function, multiple party capabilities and templates, in US dollars and we also plan to offer a downloadable version and a slightly higher priced boxed or hard copy version, depending on several factors including the final features which make it into the product and overall demand. Currently, we are offering the basic version of our software at $500; however, that price may change in the future.  Our revenues will come from online sales of our software.

Status of Software Development

We currently have made limited sales of a basic stripped down operational version for our Mil Yearbook software based on the Technology (defined below).  The software is however currently being further refined to include additional capabilities which may include a private-chat like feature as well as the ability of the software to be used by multiple parties (i.e., so that more than one person can work on the same project), which the programmer engaged by the Company as provided below under “Material Agreements,” is in the process of completing.  The Company hopes to have those items completed by the end of December 2010, funding permitting; however the Company may require additional time for beta-testing the completed product.  We also anticipate that our website (which is currently operational in a limited capacity) will be fully operational by the end of January 2011.

Material Agreements

In June 2010, we entered into an agreement with a programmer, pursuant to which the programmer is to complete the development of the Mil Yearbook software and the Company’s website in consideration for an aggregate of $3,500 which was due and payable by June 14, 2010, and which funds have been paid to date, and $4,500 which was due and payable by December 1, 2010, subject to the programmer completing the development of the Mil Yearbook software as described in the agreement.  The Company had not remitted payment to the unrelated third party as of December 1, 2010 since the programmer had not completed the development of the software. The Company will remit the $4,500 to the third party upon the completion of the development of the software.

On October 11, 2010, the Company entered into a Licensing Agreement (the “Licensing Agreement”) with RN Consulting Services, d/b/a YearBook Alive Software, an entity controlled by Ruthy Navon, our promoter (as described below) and former Secretary (“RN Consulting”).  The Licensing Agreement amended, replaced and superseded a prior Reseller Agreement entered into between RN Consulting (in the name of Yearbook Alive Software) and the Company on or around March 1, 2008.

Pursuant to the Licensing Agreement, RN Consulting agreed to provide us an exclusive, limited, non-transferable (except in connection with the sale of our products) license to use, market, sell and distribute certain software which RN Consulting owns, which allows users to create and burn interactive digital memories on CD/DVD (the “Technology”) in software and products we sell and plan to sell to the Military (the “License”).  “Military” is defined in the Licensing Agreement as military personnel, servicepersons, persons in the military reserves; persons in training for a career in and/or service in the military (including cadets and the ROTC (Reserve Officers’ Training Corp); military organizations (located throughout the world), organizations with functions similar to the military such as the coast guard, national guard or foreign legion; and current, former or retired military personnel.

In December 2010, the Company entered into a First Addendum to the Licensing Agreement, effective as of the effective date of the Licensing Agreement, to clarify and confirm that RN Consulting would provide technical software support to the Company and to customers of the Company, at no cost to the Company.

We have used and plan to continue to use the Technology (which RN Consulting, through YearBook Alive, mainly markets to schools and school related organizations) as a framework on which to add additional modules and functions and to expand the functionality of such Technology in order to better market our products to and make such products more appealing to the Military.  The License also provides us the right to use any and all of RN Consulting’s trademarks and tradenames in connection with the marketing, advertising and sale of products during the term of the License.

Pursuant to the Licensing Agreement, no fees are due to RN Consulting under the License until July 31, 2011, subsequent to which we agreed to pay RN Consulting 10% of any of our net sales (i.e., total sales after taxes) related to the use of the Technology, payable monthly in arrears during the term of the License.  The License terminates immediately upon the termination of the Licensing Agreement.

The License remains in effect until the earlier of (a) the mutual written consent of the parties; (b) the occurrence of any act, which by law, would require the License to terminate; (c) the bankruptcy of either party; or (d) upon thirty days written notice by a non-breaching party, upon the material breach of a material obligation of or the gross negligence in connection with the fulfillment of the duties of such party in connection with the Licensing Agreement by the other party, provided that such breaching party does not cure such breach within such 30 day notice period.   Upon termination of the License, we are provided the right of ownership to any refinements, additional modules, enhancements or modifications to the Technology which we create, provided that such refinements do not otherwise infringe on the License.

Pursuant to the Licensing Agreement, and in an effort to avoid conflicts of interest and competition between the Company and RN Consulting, we agreed to refer any non-Military customers or potential customers to RN Consulting and RN Consulting agreed to refer any Military customers or potential customers to us.  Furthermore, both parties agreed not to compete with the other.

The Licensing Agreement amended the prior Reseller Agreement between the parties by correcting the name of the contracting party from Yearbook Alive Software (a d/b/a) to RN Consulting; clarifying that the license provided to the Company to use the Technology was only in connection with the sale of the Company’s products to the Military, which was unclear in the original agreement; clarified that the Company could use the Technology royalty free until July 31, 2011 and thereafter pay RN Consulting 10% of all net sales– under the terms of the original agreement, the Company could choose to extend the License after July 31, 2011 by either (a) paying 10% of its net sales subsequent to July 31, 2011 to RN Consulting, (b) paying RN Consulting a flat fee of $100,000, or (c) paying RN Consulting an annual fee of $50,000 plus 2% of all net sales for a term of 5 years; removing a requirement from the original agreement for the Company to promote Yearbook Alive’s software on its website; modifying the termination provisions of the original agreement, which originally provided that RN Consulting could terminate the agreement at any time with 30 days notice or immediately upon a breach of the agreement by the Company, to the termination provisions described above; and to describe the License and the rights associated therewith in greater detail, including the continuing rights of each party to their respective property following the termination of the License, the due dates and payment obligations relating to the 10% net sales fee due to RN Consulting, the inclusion of indemnification rights in favor of RN Consulting against liabilities caused by the Company’s use of the Technology, and providing for the referral rights of each party when contacted by a potential customer of the other’s product and providing that both parties agreed not to compete with each other, as described above.

The result of the revisions and amendments described above and affected as a result of the Licensing Agreement was to more accurately reflect the parties’ original intentions for the License, including providing that the Company’s right to the License would be solely in connection with sales to the Military, providing the Company additional flexibility in connection with the License by confirming that no cash consideration would be due to RN Consulting for the use of the License, except through the 10% net sales fee, and removing RN Consulting’s ability to terminate the agreement absent a breach by the Company.  The Company believes that such modifications had a positive effect on the Company’s ability to better prepare financial projections and provide for future costs, since, among other things, there is no longer any need for the Company to pay any cash consideration to RN Consulting other than the 10% net sales fee, which will be payable only as the Company sells its products.

Industry Background

Internet-based transactions between shoppers and merchants have grown rapidly in recent years. This growth is the result of the penetration of broadband technologies and increased Internet usage and the emergence of compelling commerce opportunities and a growing awareness among shoppers of the convenience and other benefits of online shopping.

Industry estimates of the Growing Internet Population and Internet Penetration Levels

Based on a research report prepared by Morgan Stanley:

 - We believe that the Internet is still in the early stages of becoming a central communications, information, commerce, and entertainment medium. We estimate there are over 800+ million Internet users worldwide using the Internet an estimated average of 30-45 minutes per day.

 - We expect the number of Internet users to grow at 10-15% annually for the next several years, with stronger growth in non-US markets.

 - And we believe that usage growth (in part because of ongoing broadband adoption) should continue to be higher (perhaps 20-30%), thus demonstrating compelling underlying growth trends.

Source: Mary Meeker, Brian Pitz, and Brian Fitzgerald, "Internet Trends," (April 2004) a Morgan Stanley Research Report.

Growth of Electronic Commerce

Forrester Research believes that electronic commerce activity in the United States, will grow at a compounded annual growth rate of approximately 10% from 2009 to 2014.

US online retail reached $155.2 billion in 2009 and is projected to grow to $248.7 billion by 2014.
(Source: Forrester Research, US Online Retail Forecast: 2009 to 2014, “Executive Summary”, March 5, 2010, Forrester Research, Inc., last reviewed July 27, 2010).

Marketing Strategy

We plan to market our software with a web-based marketing campaign.  We have budgeted $5,000 for this web-based campaign which will include the following:

E-mail marketing

We have budgeted $3,000 from our marketing budget for an e-mail campaign. Emails will be sent only to those which have asked for or shown an interest in receiving information about our software.

Catalogue Advertising

One of our planned sources for advertising our software is by placing ads in software distributor catalogues. These catalogues are distributed to military units and military organizations across the United States as well as Europe and Australia and to retail outlets selling software.  Moving forward, and funding permitting, we plan to advertise our products in software distributor catalogues.

Given the ease with which statistics can be collected on the number of times catalogue ads have been successful by users, there is strong evidence that they can be very effective. Nevertheless, it is difficult to determine whether these catalogue ads are more or less effective than other forms of advertising.

We budgeted $2,000 from our marketing budget for software distributor catalogue advertising moving forward.  We intend to place ads in catalogues that specifically target the military.

Submission to Directories and Search Engines

We plan to submit our website to directories and search engines in order to increase our presence on the Internet, as well as to get better rankings on search results. There are many directories to which we plan to submit our website for free, such as Google (http://www.google.com)(which is the only search engine which we currently market on), Yahoo (http://www.yahoo.com – regional Yahoos also exist), AltaVista (http://www.altavista.com) and Excite (http://www.excite.com). There are also numerous directories where we can list our software at no cost to the company, including many military-specific sites.

Distribution of Software

We plan to price our software at between $499 and $1,299 in US dollars offering a downloadable version and a slightly higher priced boxed or hard copy version, depending on several factors including the final features which make it into the product and overall demand. Currently, we are offering the basic version of our software at $500, however, that price may change in the future. We hope that the majority of our sales moving forward will come from online sales of our software.

Moving forward, we plan to enter into an agreement with PayPal to act as our credit card merchant. PayPal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, MasterCard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts.)

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own software product and the distribution of the software product and services will be primarily over the internet.

Dependence on One or a Few Major Customers

We plan on selling our software products and services directly to our target market over the internet. Our software will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.  We have had only limited sales of our product to date.

Our Target Market

We plan to market our interactive digital software to the military, as well as other military organizations who routinely undertake fund raising activities throughout the United States and then Australia and Europe. This gives us the opportunity to estimate the number of potential customers within our target market.

According to the following surveys in the United States, our target market in the United States alone is very large:

According to the Association of Military Colleges and Schools of the United States, www.amcsus.com there are approximately 30 private secondary schools dedicated to Military Education (www.amcus.com, “Directory of Schools”, retrieved July 27, 2010).

According to The Military Zone, there is over 200 hundred military bases (including camps, forts and facilities) within the United State alone (http://themilitaryzone.com/military_bases.html, “Information about US Military Installations,” retrieved July 27, 2010).

The American Legion is a community service organization with close to 3 million members, men and women, organized in nearly 14,000 local American Legion Posts, worldwide (http://en.wikipedia.org/wiki/American_Legion, “American Legion”, retrieved July 27, 2010).

An additional Veterans Organization is the American Red Cross, which according to their website www.redcross.org has nearly 700 American Red Cross chapters in the United States alone (www.redcross.org, “About Us”, retrieved July 27, 2010).

The U.S. Census Bureau’s estimate for the number of veterans in 2008, is over 23 million people (www.census.gov/compendia/statab/cats/national_security_veterans_affairs/veterans.html, “508 – Veterans by Sex, Period of Service and State, 2008”, retrieved July 27, 2010).

Based on the foregoing information, we believe that if we are able to make our products attractive to only a small percentage of our target market in North America will be able to generate the revenues we believe we require to sustain our operations. There can be no assurance, however, that our software products will appeal to our target market.

Competition

Net Profits Ten’s competition comes from several industry participants which include companies such as Yearbook Warehouse (http://www.yearbookwarehouse.com) and E-Yearbook (http://www.e-yearbook.com), however, we are not aware of any military yearbook suppliers offering digital services at this time.

Intellectual Property

The Company does not have any patents, trademarks, licenses, or franchises other than its rights in connection with the License, described above.  We also however maintain a website, as discussed above.

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws, if any, moving forward, to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights we plan to apply for in the future, will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of our software products. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our website is not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and Directors.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

  DESCRIPTION OF PROPERTY

Our executive and principal office is located at 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. We lease the space pursuant to a Lease Agreement which is in effect from June 1, 2010 to December 31, 2010 (the “Term”), subject to renewal with the mutual consent of the parties.  Total rent due under the lease for the Term was $200, which funds have been paid to date. Pursuant to the Lease Agreement, we are provided the shared use of the landlord’s residence for our principal office location.

This location will serve as our primary executive offices for the foreseeable future. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

We also lease an office space which includes the use of a boardroom and break area at 5348 Vegas Dr., Las Vegas, Nevada 89108, which has a monthly rental cost of $75 per month.  The lease has a one year term from April 14, 2010 to April 13, 2011, and is automatically renewed for additional one year terms if not terminated with thirty days prior written notice by either party prior to the termination date of the then term.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 common shares with a par value of $0.0001. As of December 15, 2010, there were 4,808,000 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

 Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001.  As of December 15, 2010, there were no preferred shares issued and outstanding.  Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Warrants

There are no outstanding warrants to purchase our securities.

Stock Option

We have not granted any stock options. There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar

We have appointed the following transfer agent for our shares of common stock: EMPIRE STOCK TRANSFER INC., 2859 Whitney Mesa Dr., Henderson, NV, 89014, Telephone 702.818.5898 Fax 702.974.1444. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the factor entitled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

Holders of Our Common Stock

As of December 15, 2010, we had 38 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We were a company with limited operations and only limited revenues from our business operations which we generated during the nine months ended September 30, 2010.  There is an uncertainty regarding our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate any significant revenues until we complete the development of our interactive military fundraising software called Mil Yearbook. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.  We currently anticipate that such required funding will come from sales of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.

Our plan of operation

To establish ourselves as a company that will market and distribute interactive military fundraising software called Mil Yearbook. Distribution would primarily be via download from the Internet directly to the military and other military clubs and organizations.  The distribution of our software is subject to our being able to finalize and complete the design and development of such software as described above.

Our target market

Our initial target market is the military units, and other military clubs and organizations in the United States, Europe and Australia.

Our mission

To take photographic memories to a new level by using a vast collection of photos, video, audio and text in an interactive, and very easy to use interactive software which is planned to be used for storing digital memories as a fundraising tool for the particular military organization.

Our business objectives are

•
To further develop and market an interactive software (using the Technology licensed through the Licensing Agreement (described above) as a framework) that will benefit the military and military organizations giving them the opportunity to not just create but also burn their own memories on CD/DVD for their friends, family and themselves and then sell that CD/DVD for fundraising.

•	To execute our web-based marketing campaign and to create interest in our product.
•	To establish a brand name that will be associated with user-friendly interactive digital software.

During the first stages of our growth, our officers and Directors will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for two months at an estimated cost of $5,000 to finish and upgrade our website and we do plan to outsource final software development tasks at an estimated total cost of $8,000, which costs we plan to pay our of our working capital and through funds raised through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.  The Licensing Agreement provides that we have the right to use the Technology free of charge until July 31, 2011, at which time we are required to pay RN Consulting 10% of the net sales (i.e., total sales after taxes) relating to such Technology.  As such, we do not anticipate having any expenses in connection with the Licensing Agreement until July 31, 2011, at which time the only fees due would be in direct relationship to our total sales.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.  We plan to pay for such expenses as described below under “Liquidity and Capital Resources.”

Description	Fees (1)
Fees Associated With This Offering	$30,000
Legal, Accounting and Transfer Agent Fees*	$20,000
Software Development	$8,000
Website Development	$5,000
Marketing and Advertising	$5,000
Office Rent	$1,000
Office Equipment and supplies	$1,000
Total	$70,000

(1) Approximate. As stated above, no fees or expenses are due in connection with the Licensing Agreement until July 31, 2011, at which time the only fees due would be in direct relationship to our total sales (i.e., 10% of total sales in connection with the Technology), and as such, no expenses associated with the License have been included in the table above.

* Includes additional legal, accounting and filing costs which we will incur moving forward after we become a fully reporting company and fees and expenses associated with our ongoing periodic and current report filing obligations.

Results Of Operations For The Three Months Ended September 30, 2010 Compared To The Three Months Ended September 30, 2009

We generated $2,599 of revenues for the three months ended September 30, 2010, compared to no revenues for the three months ended September 30, 2009.

We had operating expenses of $12,387 for the three months ended September 30, 2010, compared to $0 in operating expenses for the three months ended September 30, 2009, which increase was due to the fact that we had no operations during the three months ended September 30, 2009.

We had a net loss of $9,788 for the three months ended September 30, 2010.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities and Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results Of Operations For The Nine Months Ended September 30, 2010 Compared To The Nine Months Ended September 30, 2009

We generated $7,592 of revenues for the nine months ended September 30, 2010, compared to no revenues for the nine months ended September 30, 2009.

We had operating expenses of $31,134 for the nine months ended September 30, 2010, compared to $0 in operating expenses for the nine months ended September 30, 2009, which increase was due to the fact that we had no operations during the nine months ended September 30, 2009.

We had a net loss of $23,542 for the nine months ended September 30, 2010.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities and Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results Of Operations For The Year Ended December 31, 2009, Compared To The Period From Inception (March 24, 2008) Through December 31, 2009

We had no revenues for either the year ended December 31, 2009 or the period from inception (March 24, 2008) through December 31, 2009.

We had no expenses or net loss for the year ended December 31, 2009 as we had no operations during that period.  We had total expenses and a total net loss of $14,319 for the period from inception (March 24, 2008) through December 31, 2009.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $400 from the sale of stock to our officer and Directors and $40,400 through a private placement to 38 non-affiliated investors. At September 30, 2010, we had a working capital deficit of $220, which represented $8,486 of cash offset by $8,706 of accounts payable.  We had a deficit accumulated during the development stage of $37,861 as of September 30, 2010.

The related party receivable of $26,481 as of December 31, 2009, was in connection with the Company’s bank account being closed in December 2008, and the funds which were in the bank account, approximately $26,500, being provided in the form of check in the Company’s name, to Ruthy Navon, the Company’s then secretary (who has since resigned as Secretary of the Company in June 2010) and the beneficial owner of RN Consulting, which we have entered into a Licensing Agreement in connection with (as described above), and held on behalf of the Company by Ms. Navon. In April 2010, the Company opened a new bank account and the funds held by Ms. Navon in the form of the check in the Company’s name, were deposited into the Company’s bank account. There was no formal agreement and no interest was charged to or by Ms. Navon, nor were any fees charged to the Company by Ms. Navon.

We had net cash provided by operating activities of $11,986 for the nine months ended September 30, 2010, which mainly consisted of the net loss of $23,542 for the nine months ended September 30, 2010 offset by $8,706 of increase in accounts payable and accrued expenses and $26,481 of decrease in accounts receivable..

We had $3,500 of net cash used in investing activities for the nine months ended September 30, 2010, which was mainly due to accumulated amortization of software.

In the opinion of our management, funds currently available will not satisfy our working capital requirements for the next twelve months. Estimated funding required during the twelve month period is $70,000.  Given our cash position of $8,486 as of September 30, 2010, we will experience a shortfall in the next twelve months.

How long Net Profits Ten Inc., will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by approximately March 2011 provided we do not have any unanticipated expenses. Additionally, we began generating limited revenues in May 2010, which revenues we do not currently anticipate being sufficient to support our ongoing expenses and planned expenses as detailed herein.

In June 2008, we sold an aggregate of 808,000 shares of our common stock for aggregate consideration of $40,400 ($0.05 per share) to 38 offshore investors.

We have not generated significant revenues from our operations to date. We will require additional funds to implement our plans and anticipate the need for approximately $70,000 over the next 12 months to continue our operations and pay expenses associated with us being a public reporting company. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in generating significant revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, further development of our software and website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

GOING CONCERN

Our independent registered public accounting firm included an explanatory paragraph in their audit report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm.

Purchase of Significant Equipment

We do not expect to purchase any significant equipment over the twelve months, except for acquisition and development costs related to our software.

Employees

Currently our only employees are our two Directors and one officer (as described below under “Directors, Executive Officers, Promoters and Control Persons”, which officer is also a Director of the Company).

We also previously negotiated a consulting contract for secretarial and marketing services which began May, 2010, pursuant to which we agreed to pay the consultant $22 per hour for work performed prior to June 30, 2010 and $23 per hour for work performed after July 1, 2010, which has since been terminated.

We do not expect any other material changes in the number of employees over the next 12 months.

We are also assisted by our former Secretary, Ruthy Navon, who serves as an independent contractor to the Company and has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board pursuant to an Independent Contractor Agreement entered into with RN Consulting, an entity she controls and with whom we have entered into the Licensing Agreement, described above, and in consideration for $3,000, payable after the Company receives a trading symbol on the Over-The-Counter Bulleting Board.   Among Ms. Navon’s other pursuits as described in greater detail in her biographical information below, she currently assists various companies which have operations, assets and officers and Directors located in Israel.  She previously lived in Israel and has been personally acquainted with the Company’s management since approximately 2004.  Ms. Navon assisted the Company in connection with engaging United States legal counsel, independent auditors, the opening of bank accounts and with obtaining a principal office location in the United States.  Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon has also assisted and advised the Company’s officers and Directors with information from her prior experience with publicly reporting companies in the United States, and the steps, timing and process to become publicly traded in the United States, as well as providing suggestions to the Company’s management (based on her prior public company experience) on the terms of the Company’s prior private placement offering and the capital structure of the Company.  Ms. Navon, through her entity, RN Consulting, also provides the Company the use of the framework on which its Mil Yearbook software is based, pursuant to the Licensing Agreement, described above. Ms. Navon also served as the Company’s Secretary until June 2010, so that she could enter into agreements for and open a bank account for the Company, as its other officers and Directors are residents of and reside in Israel.  Ms. Navon does not own any interest, contingent or otherwise in the Company, other than the $3,000 which she is due as provided above and as a result of the Licensing Agreement described above.  Ms. Navon’s biographical information is disclosed below under “Directors, Executive Officers, Promoters And Control Persons.”

Off-Balance Sheet Arrangements

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  Our company does not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All Directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified.  The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.  Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mr. Gilad David	President, Treasurer and Director	24	March 24, 2008
Mr. Fouad Dasuka	Director	45	March 24, 2008

Business Experience:

The following is a brief account of the education and business experience of each Director and executive officers, indicating each person's business experience, and the name and principal business of the organization by which they were employed.

Mr. Gilad David

Mr. David has been our President, Treasurer and Director since we were incorporated on March 24, 2008.  Since September 2005, Mr. David has assisted in the formation and operation of a small volunteer organization in Israel called Children First, which assistance has included mentoring and teaching such children. After graduation high school, Mr. David’s joined the Israeli military in July 2004 and served until December 2005, which is where he began to create yearbooks for the military schools in Israel and for the military camps, in order for the families of the service men and women to have a better understanding of their military life, under his own company.  After his service in the military, Mr. David has devoted his time to the support and care of military units worldwide, and to the development of the software Mil Yearbook.  Mr. David is uniquely suited to serve as a Director of the Company because he has worked to develop the Mil Yearbook product since the Company’s inception and has prior experience relating to the growth and difficulties which a start-up software company faces.

Mr. Fouad Dasuka

Mr. Fouad Dasuka, our Director since March 24, 2008 was a loans officer, investment adviser and bank manager in Israel for the Bank Hapoalim from May 1980 to December 2008 Mr. Dasuka has been retired for two years, other than his service to the Company.   In 1999 he received his Bachelors Degree in Finance.  Mr. Dasuka has devoted many years of his life to helping and teaching individuals to plan and manage their financial future. He has over the years developed a personal financial plan that helps people save their hard earned money and build wealth for their futures. Mr. Dasuka’s many years of knowledge and experience has been invaluable to many thousands of people over the years.  Mr. Dasuka has a background with raising capital and has the knowledge necessary to run an international company, as well as the marketing ability to help increase the Company’s market proliferation and help the Company’s efforts to increase its sales.

Both Mr. David and Mr. Dasuka have served as Directors and officers of the Company since its incorporation in March 2008 and have personally guided the Company through its business plan and the development of its software to date.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and promoters (as described below) have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and Director, Mr. Gilad David, at the address appearing on the first page of this prospectus.

Promoters:

Ruthy Navon, because of her relationship to the Company, her control over RN Consulting, with whom we have a Licensing Agreement and as a result of the Independent Contractors Agreement she entered into with the Company, through RN Consulting, is considered a Promoter of the Company. Ms. Navon’s biographical information is described below:

Ruthy Navon

Ms. Navon received a Bachelor of Arts in Economics, Business and Communications in 2003 from the Israel English College.  Ms. Navon currently operates a consulting company, which she helped form in 1999, pursuant to which she consults with Israeli companies, and provides such companies management consulting, planning and organizational and development services.  Ms. Navon is also the owner of RN Consulting, which among other things, sells software which allows customers to create and burn interactive digital memories on CD/DVD, with whom the Company has a Licensing Agreement as described above.

Ruthy Navon, our former Secretary has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board pursuant to an Independent Contractor Agreement entered into with RN Consulting, and in consideration for $3,000, payable after the Company receives a trading symbol on the Over-The-Counter Bulleting Board.   Ms. Navon currently assists various companies which have operations, assets and officers and Directors located in Israel.  She previously lived in Israel and has been personally acquainted with the Company’s management since approximately 2004.  Ms. Navon assisted the Company in connection with engaging United States legal counsel, independent auditors, the opening of bank accounts and with obtaining a principal office location in the United States.  Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon has also assisted and advised the Company’s officers and Directors with information from her prior experience with publicly reporting companies in the United States, and the steps, timing and process to become publicly-traded in the United States, as well as providing suggestions to the Company’s management (based on her prior public company experience) on the terms of the Company’s prior private placement offering and the capital structure of the Company.  Ms. Navon also served as the Company’s Secretary until June 2010, so that she could enter into agreements for and open a bank account for the Company, as its other officers and Directors are residents of and reside in Israel.  Ms. Navon does not own any interest, contingent or otherwise in the Company, other than the $3,000 which she is due as provided above and as a result of the Licensing Agreement as described above.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year ended December 31 (3)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gilad David President and Director(1)	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Fouad Dasuka Director(2)	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)           Gilad David became our President, Treasurer and a Director of our company, on March 24, 2008.
(2)           Fouad Dasuka became a Director of our company, on March 24, 2008.
(3)           We were incorporated on March 24, 2008.

Options/SAR Grants

From March 24, 2008 (inception) to date, we have not granted any stock options or stock appreciation rights to any of our Directors or executive officers.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2010 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current Directors and executive officers.  The shareholders have sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	Mr. Gilad David President and Director	2,000,000	41.595%

Common Stock	Mr. Fouad Dasuka Director	2,000,000	41.595%

All officers and Directors as a Group (2 persons)		4,000,000	83.19%
(¹)	Based on 4,808,000 shares of our common stock outstanding.
(²)	The address for Mr. Gilad David is Jerusalem Street, Unit 7 Block 2 Or Akiva, Israel. The address for Mr. Fouad Dasuka is 37 4th Street Fureidis Israel 3898.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2008, Gilad David and Fouad Dasuka were appointed as Directors of the Company.

In March 2008, Gilad David was appointed the President of the Company and Ruthy Navon was appointed as the Secretary of the Company.

In December 2008, the Company’s bank account was closed and the funds which were in the bank account, approximately $26,500, were provided in the form of check in the Company’s name, to Ruthy Navon, the Company’s then secretary (who since resigned as Secretary of the Company in June 2010) and the check was held on behalf of the Company by Ms. Navon. In April 2010, the Company opened a new bank account and the funds held by Ms. Navon in the form of the check in the Company’s name, were deposited into the Company’s bank account. There was no formal agreement and no interest was charged to or by Ms. Navon, and no fees were charged to the Company by Ms. Navon.

In June 2010, Ruthy Navon resigned as the Secretary of the Company.

In March 2008, we sold 2,000,000 shares of common stock each to Gilad David and Fouad Dasuka (4,000,000 shares total), our President and Director and Director, respectively, in consideration for $200 each ($400 total) or $0.0001 per share.

On October 11, 2010, the Company entered into a Licensing Agreement (the “Licensing Agreement”) with RN Consulting Services, d/b/a YearBook Alive Software, an entity controlled by Ruthy Navon, our promoter (as described below) and former Secretary (“RN Consulting”).  The Licensing Agreement amended, replaced and superseded a prior Reseller Agreement entered into between RN Consulting (in the name of Yearbook Alive Software) and the Company on or around March 1, 2008.  Pursuant to the Licensing Agreement, RN Consulting agreed to provide us an exclusive, limited, non-transferable (except in connection with the sale of our products) license to use, market, sell and distribute certain software which RN Consulting owns, which allows users to create and burn interactive digital memories on CD/DVD (the “Technology”) in software and products we sell and plan to sell to the Military (the “License”).  Pursuant to the Licensing Agreement, no fees are due to RN Consulting under the License until July 31, 2011, subsequent to which we agreed to pay RN Consulting 10% of any of our net sales (i.e., total sales after taxes) related to the use of the Technology, payable monthly in arrears during the term of the License.  The License terminates immediately upon the termination of the Licensing Agreement. The License and the Licensing Agreement are described in greater detail above under “Material Agreements.”

In December 2010, the Company entered into a First Addendum to the Licensing Agreement, effective as of the effective date of the Licensing Agreement, to clarify and confirm that RN Consulting would provide technical software support to the Company and to customers of the Company, at no cost to the Company.

Ruthy Navon, because of her relationship to the Company and as a result of the Independent Contractors Agreement and Licensing Agreement that RN Consulting, an entity which she controls has entered into with the Company, is considered a Promoter of the Company. Ms. Navon’s biographical information is described above under “Promoters”.

Ruthy Navon, our former Secretary has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board pursuant to an Independent Contractor Agreement entered into with RN Consulting, and in consideration for $3,000, payable after the Company receives a trading symbol on the Over-The-Counter Bulleting Board.   Ms. Navon currently assists various companies which have operations, assets and officers and Directors located in Israel.  She previously lived in Israel and has been personally acquainted with the Company’s management since approximately 2004.  Ms. Navon assisted the Company in connection with engaging United States legal counsel, independent auditors, the opening of bank accounts and with obtaining a principal office location in the United States.  Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon has also assisted and advised the Company’s officers and Directors with information from her prior experience with publicly reporting companies in the United States, and the steps, timing and process to become publicly-traded in the United States, as well as providing suggestions to the Company’s management (based on her prior public company experience) on the terms of the Company’s prior private placement offering and the capital structure of the Company.  Ms. Navon also served as the Company’s Secretary until June 2010, so that she could enter into agreements for and open a bank account for the Company, as its other officers and Directors are residents of and reside in Israel.  Ms. Navon does not own any interest, contingent or otherwise in the Company, other than the $3,000 which she is due as provided above and as a result of the Licensing Agreement as described above.

Other than as provided above, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, Director, or former officer or Director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

EXPERTS

The financial statements of Net Profits Ten Inc. as of December 31, 2009 and 2008, and for the year ended December 31, 2009 and the period from March 24, 2008 (inception) through December 31, 2008, and March 24, 2008 (inception) through December 31, 2009  included in this registration statement have been audited by GBH CPAs, PC, of 6002 Rogerdale, Suite 500, Houston, Texas 77072 (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the Internet at www.netprofitsten.com. Our website and the information included on our website is not part of this prospectus.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Table of Contents to Financial Statements

Unaudited Financial Statements	Page

Balance Sheets as of September 30, 2010 and December 31, 2009	F-2

Statements of Operations for the three and nine months ended September 30, 2010 and 2009 and the period from March 24, 2008 (inception) through September 30, 2010	F-3

Statement of Stockholders’ Equity for the period from March 24, 2008 (inception) through September 30, 2010	F-4

Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 and the period from March 24, 2008 (inception) through September 30, 2010	F-5

Notes to Financial Statements	F-6

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-11

Balance Sheets as of December 31, 2009 and 2008	F-12

Statements of Expenses for the year ended December 31, 2009 and the period from March 24, 2008 (inception) through December 31, 2008, and March 24, 2008 (inception) through December 31, 2009	F-13

Statement of Stockholders’ Equity for the period from March 24, 2008 (inception)
through December 31, 2009	F-14

Statements of Cash Flows for the year ended December 31, 2009 and the period from March 24, 2008 (inception) through December 31, 2008 and March 24, 2008 (inception) through December 31, 2009	F-15

Notes to Financial Statements	F-16

NET PROFITS TEN INC.
(A Development Stage Company)
Balance Sheets
(Unaudited)

ASSETS

	September 30	December 31
	2010	2009

CURRENT ASSETS
Cash	$8,486	$-
Related party receivable	-	26,481

Total Current Assets	8,486	26,481

Intangible asset, net	3,159	-

TOTAL ASSETS	$11,645	$26,481

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$8,706	$-
Total Current Liabilities	8,706	$-

STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value, 50,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized,
4,808,000 shares issued and outstanding, respectively	481	481
Additional paid-in capital	40,319	40,319
Deficit accumulated during the development stage	(37,861)	(14,319)

Total Stockholders' Equity	$2,939	26,481

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,645	$26,481

The accompanying notes are an integral part of these unaudited financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)
					For the period
					from inception
					(March 24, 2008)
	For the Three Months Ended September 30		For the Nine Months Ended September 30		through September 30,
	2010	2009	2010	2009	2010

REVENUES

Sales (Software)	$2,599	-	$7,592	-	$7,592

COSTS AND EXPENSES

General and administrative	12,387	-	31,134	-	45,453

Total costs and expenses	12,387	-	31,134	-	45,453

NET LOSS	$(9,788)	$-	$(23,542)	$-	$(37,861)

BASIC AND DILUTED LOSS PER SHARE	$0.00	$0.00	$0.00	$0.00

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING, BASIC AND DILUTED	4,808,000	4,808,000	4,808,000	4,808,000

The accompanying notes are an integral part of these unaudited financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Statements of Stockholders' Equity
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, March 24, 2008	-	$-	$-	$-	$-

Stock issued for cash at $0.0001 per share	4,000,000	400	-	-	400

Stock issued for cash at $0.05 per share	808,000	81	40,319	-	40,400

Net loss				(14,319)	(14,319)

Balance December 31, 2008	4,808,000	481	40,319	(14,319)	26,481

Net loss				-	-

Balance December 31, 2009	4,808,000	481	40,319	(14,319)	26,481

Net loss				(23,542)	(23,542)

Balance, September 30, 2010	4,808,000	$481	$40,319	$(37,861)	$2,939

The accompanying notes are an integral part of these unaudited financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
			For the period
			from inception
			(March 24, 2008)
	For the Nine Months Ended September 30,		through September 30,
	2010	2009	2010

Operating Activities
Net Loss	$(23,542)	$-	$(37,861)
Amortization expense	341		341
Adjustments To Reconcile Net Loss To
Net Cash Provided By (Used In) Operating Activities	-	-
Decrease in accounts receivable	26,481		-
Increase in accounts payable and accrued expenses	8,706	-	8,706

Net Cash Provided By (Used In) Operating Activities	11,986	-	(28,814)

INVESTING ACTIVITIES
Purchase of intangible asset	(3,500)		(3,500)
Net Cash Used In Investing Activities	(3,500)	-	(3,500)

FINANCING ACTIVITIES
Proceeds from the issuance of stock	-	-	40,800
Cash Provided By Financing Activities	-	-	40,800

Net Increase in Cash	8,486	-	8,486

Cash, Beginning of Period	-	-	-

Cash, End of Period	$8,486	$-	$8,486

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Net Profits Ten Inc. (the “Company”) was incorporated in the State of Nevada on March 24, 2008. The Company is engaged in offering interactive software products for the creation of an interactive digital yearbook designed for fundraising for the military. During the nine months ended September 30, 2010 the Company generated  revenues from its planned operations; however, the Company is classified as a development stage company since it has earned only nominal amounts of revenue and is devoting most  its efforts to developing its website, finalizing the design and development of its software, and  raising capital.

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

The unaudited financial statements as of September 30, 2010 and for the periods ended September 30, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission  (SEC) Regulation S-X rule 8-03. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2010 and the results of operations and cash flows for the periods then ended. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the periods ended September 30, 2010 are not necessarily indicative of the results to be expected for any subsequent quarters or for the entire year ending December 31, 2010. The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the SEC's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2009 as included in our Form S-1 filed with the Securities and Exchange Commission.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company evaluates the recognition of revenue based on the criteria set forth in ASC Topic 985, “Software Revenue Recognition”, and recognizes revenue when all four of the following criteria are met:

     *    EVIDENCE OF AN ARRANGEMENT. Evidence of an agreement with the customer that reflects the terms and conditions to deliver products that must be present in order to recognize revenue.

     *    DELIVERY.  Delivery is considered to occur when a product is shipped and the risk of loss and rewards of ownership have been transferred to the customer. For web-based services, delivery is considered to occur as the service is provided.  For digital downloads that do not have an online service component, delivery is considered to occur generally when the download is made available.

     *    FIXED OR DETERMINABLE FEE. If a portion of the arrangement fee is not fixed or determinable, we recognize revenue as the amount becomes fixed or determinable.

     *    COLLECTION IS DEEMED PROBABLE.  Collection is deemed probable if we expect the customer to be able to pay amounts under the arrangement as those amounts become due. If we  determine  that  collection  is not probable,  we  recognize  revenue  when  collection  becomes  probable (generally upon cash collection).

Determining  whether and when some of these  criteria  have been  satisfied often  involves  assumptions  and  management  judgments  that  can  have significant  impact on the  timing  and amount of revenue we report in each period.  Changes to these assumptions or management judgments, or changes to the elements in a software arrangement, could cause a material increase or decrease in the amount of revenue that we report in a particular period. Sales transactions may consist of multiple element arrangements which typically would include technical support and other service fees.   These  multiple   element arrangements  must be analyzed to determine the relative fair value of each element, the amount of revenue to be recognized upon delivery,  if any, and the  period  and  conditions   under  which  deferred   revenue  should  be recognized.

Gross Versus Net Revenue Classification
In the normal course of business, the Company acts as a principal with respect to sales to third parties.  The Company distributes software in accordance with a reseller agreement with a third-party software developer.  As  required  by FASB  ASC Subtopic  605-45,  “Principal Agent  Considerations”,  such  transactions are recorded  on a "gross" or "net" basis  depending  on whether the Company is acting as the "principal" in the transaction or acting as an "agent" in the transaction.  The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership and, accordingly, revenues are recorded on a gross basis. For those transactions in which the Company does not have substantial risks and rewards of ownership, the Company is considered an agent and, accordingly, revenues are recorded on a net basis.  To the extent  revenues  are  recorded  on a gross  basis,  any participations and royalties paid to third parties are recorded as expenses so that  the net  amount  (gross  revenues  less  expenses)  flows  through operating  income.  To the extent revenues are recorded on a net basis, revenues are reported based on the amounts received, less participations and royalties paid to third parties. In both cases, the impact on operating income is the same whether the Company records the revenues on a gross or net basis.  Based on an evaluation of the individual terms of its contract and whether the Company is acting as principal or agent, the Company will record any revenues from the distribution of software on behalf of the third-party software developer on a gross basis.

Intangible Asset
The Company capitalizes software acquisition and development costs incurred during the software application development stage. The software application development stage is characterized by software design and configuration activities, coding, testing and installation. Training and maintenance costs are expensed as incurred while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.  Capitalized software acquisition and development costs, once placed in service are amortized using the straight-line method over the estimated useful life. Capitalized software acquisition and development costs subject to amortization are carried at cost less accumulated amortization.

Software acquisition cost totaling approximately $3,500 paid to an unrelated third party for the copyright to the software development platform, development of the software and the Company’s website was incurred during the nine months ended September 30, 2010.

Development of the basic software had been completed at during the nine months ended September 30, 2010; thus, amortization of the capitalized costs was recognized during the nine month period ended September 30, 2010. The Company is committed to pay $4,500 to an unrelated third party by December 1, 2010, subject to the programmer completing the development of the software; however, the Company had not remitted payment to the unrelated third party by December 1, 2010 since the programmer had not completed the development of the software. The Company will remit the $4,500 to the third party upon the completion of the development of the software.

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. The Company considers certain events and circumstances in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable including, but not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in our business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company determined that there was no impairment of its long-lived assets for the period ended September 30, 2010.

Recent Accounting Pronouncements
In October 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements. This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements, by allowing the use of the “best estimate of selling price” in addition to vendor specific objective evidence and third-party evidence for determining the selling price of a deliverable. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimates. In addition, the residual method of allocating arrangement consideration is no longer permitted. ASU 2009-13 is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of ASU 2009-13 to have a material impact on its financial statements.

In October 2009, the FASB issued ASU 2009-14, Software (Topic 985) – Certain Revenue Arrangements that Include Software Elements. This guidance modifies the scope of FASB ASC subtopic 965-605, Software-Revenue Recognition, to exclude from its requirements non-software components of tangible products and software components of tangible products that are sold, licensed, or leased with tangible products when the software components and non-software components of the tangible product function together to deliver the tangible product’s essential functionality. ASU 2009-14 is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of ASU 2009-14 to have a material impact on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.             GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of approximately $38,000 as of September 30, 2010, limited liquidity and has not established a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

3.             RELATED PARTY TRANSACTIONS

The Company is assisted by our former Secretary, Ruthy Navon, who serves as an independent contractor to the Company and has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board pursuant to an agreement entered into with an entity she controls, and in consideration for $3,000, payable after the Company receives a trading symbol on the Over-The-Counter Bulletin Board. Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon does not own any interest, contingent or otherwise in the Company.

During October 2010 and December 2010, the Company amended its Licensing Agreement (the “Licensing Agreement”) with RN Consulting Services, d/b/a YearBook Alive Software, an entity controlled by Ruthy Navon, the Company’s promoter and former Secretary (“RN Consulting”).  The Licensing Agreement amended, replaced and superseded a prior agreement entered into between RN Consulting (in the name of Yearbook Alive Software) and the Company in March 2008.  Pursuant to the Licensing Agreement, RN Consulting agreed to provide the Company an exclusive, limited, non-transferable license to use, market, sell and distribute certain software which RN Consulting owns, which allows users to create and burn interactive digital memories on CD/DVD (the “Technology”) in software and  products the Company sells and plans to sell to the Military (the “License”).  Military is defined in the Licensing Agreement as military personnel, servicepersons, persons in the military reserves; persons in training for a career in and/or service in the military (including cadets and the ROTC (Reserve Officers’ Training Corp); military organizations (located throughout the world), organizations with functions similar to the military such as the coast guard, national guard or foreign legion; and current, former or retired military personnel.  Pursuant to the Licensing Agreement, no fees are due to RN Consulting under the License until July 31, 2011, subsequent to which the Company agreed to pay RN Consulting a 10% royalty of any of the Company’s net sales (i.e., total sales after taxes) related to the use of the Technology, payable monthly in arrears during the term of the License.  The License terminates immediately upon the termination of the Licensing Agreement.

Under the original agreement, that was effective March 2008, the Company could choose to extend the license after July 31, 2011 by either (a) paying 10% of its net sales to RN Consulting, (b) paying RN Consulting a flat fee of $100,000, or (c) paying RN Consulting an annual fee of $50,000 plus 2% of all net sales for a term of 5 years. The Company was required to promote Yearbook Alive’s software on its website and RN Consulting was required to provide technical support to the Company’s customers. RN Consulting could terminate the agreement at any time with 30 days notice or immediately upon a breach of the agreement by the Company.

The prior agreement, that was effective March 2008, with YearBook Alive Software was amended in October 2010 and December 2010 as follows: (i) changed the name of the contracting party from Yearbook Alive Software (a d/b/a) to RN Consulting; (ii) provided that the agreement was only in connection with the sale of the Company’s products to the military, which was unclear in the original agreement; (iii) provided that the Company could sell the software royalty free until July 31, 2011 and thereafter pay RN Consulting 10% of all net sales; (iv) removed the requirement from the original agreement for the Company to promote Yearbook Alive’s software on its website; (v) revised the termination provisions of the original agreement so that the agreement remains in effect until the earlier of (a) the mutual written consent of the parties; (b) the occurrence of any act, which by law, would require the License to terminate; (c) the bankruptcy of either party; or (d) upon thirty days written notice by a non-breaching party, upon the material breach of a material obligation of or the gross negligence in connection with the fulfillment of the duties of such party in connection with the Licensing Agreement by the other party, and provided that such breaching party does not cure such breach within such 30 day notice period. The result of the revisions and amendments was to more accurately reflect the parties’ original intentions for the agreement. The modifications to the Licensing Agreement had no effect on the Company’s reported financial position, results of operations or cash flows.

4.             SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through December 15, 2010, the date these financial statements were available to be issued. With the exception of those matters discussed in Note 1 (Intangible Asset) and Note 3 (Related Party Transactions), there were no material subsequent events that required recognition or additional disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Net Profits Ten Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheets of Net Profits Ten Inc. (the Company) as of December 31, 2009 and 2008, and the related statements of expenses, stockholders’ equity, and cash flows for the year ended December 31, 2009 and the period from March 24, 2008 (inception) through December 31, 2008, and March 24, 2008 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Net Profits Ten Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period from March 24, 2008 (inception) through December 31, 2008 and for the period from inception (March 24, 2008) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Net Profits Ten Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Net Profits Ten Inc. has not generated revenues since inception and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
June 15, 2010, except for Note 4 as to which the date is December 15, 2010

NET PROFITS TEN INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2009	2008

CURRENT ASSETS
Cash	$-	$-
Related party receivable	26,481	26,481

Total Current Assets	26,481	26,481

TOTAL ASSETS	$26,481	$26,481

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value, 50,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized,
4,808,000 shares issued and outstanding, respectively	481	481
Additional paid-in capital	40,319	40,319
Deficit accumulated during the development stage	(14,319)	(14,319)

Total Stockholders' Equity	26,481	26,481

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,481	$26,481

The accompanying notes are an integral part of these financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Statement of Expenses

	For the year ended, December 31, 2009	For the period from inception (March 24, 2008) through December 31, 2008	For the period from inception (March 24, 2008) through December 31, 2009

COSTS AND EXPENSES

General and administrative	$-	$(14,319)	$(14,319)

Total costs and expenses	-	(14,319)	(14,319)

NET LOSS	$-	$(14,319)	$(14,319)

BASIC AND DILUTED LOSS PER SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING, BASIC AND DILUTED	4,808,000	4,528,198

The accompanying notes are an integral part of these financial statements

NET PROFITS TEN INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, March 24, 2008	-	$-	$-	$-	$-

Stock issued for cash at $0.0001 per share	4,000,000	400	-	-	400

Stock issued for cash at $0.05 per share	808,000	81	40,319	-	40,400

Net loss				(14,319)	(14,319)

Balance, December 31, 2008	4,808,000	481	40,319	(14,319)	26,481

Net loss				-	-

Balance, December 31, 2009	4,808,000	$481	$40,319	$(14,319)	$26,481

The accompanying notes are an integral part of these financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Statements of Cash Flows

	For the year ended, December 31,	For the period from inception (March 24, 2008) through December 31,	For the period from inception (March 24, 2008) through December 31,
	2009	2008	2009

OPERATING ACTIVITIES
Net Loss	$-	$(14,319)	$(14,319)

Adjustments to reconcile Net Loss to
net cash used in operating activities
Changes in operating assets and liabilities:
Related party receivable	-	(26,481)	(26,481)

Net Cash Used in
Operating Activities		(40,800)	(40,800)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from stock issuances	-	40,800	40,800

Net Cash Provided by
Financing Activities	-	40,800	40,800

NET DECREASE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

NET PROFITS TEN INC.
(A Development Stage Company)
Notes to Financial Statements

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Net Profits Ten Inc. (the Company) was incorporated in the State of Nevada on March 24, 2008. The Company is engaged in offering interactive software products for the creation of an interactive digital yearbook designed for fundraising for the military. The Company has no revenues and limited operations and is accordingly classified as a development stage company.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred approximately $200 of advertising expense for the year ended December 31, 2008.  The Company did not incur any advertising expenses for the year ended December 31, 2009.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes for the following reasons:

	Year Ended December 31, 2009	Period Ended December 31, 2008
Income tax expense (benefit) at statutory rate	$-	$(2,148)
Change in Valuation allowance	-	2,148
Income tax expense (benefit)	$-	$-

Net Deferred tax assets consist of the following components as of:

	December 31, 2009	December 31, 2008
NOL Carryover	$2,148	$2,148
Valuation allowance	(2,148)	(2,148)
Net deferred tax asset	$-)	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $14,000 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership . The net operating loss carryforwards began to expire in 2028.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Subsequent Events

The Company has evaluated subsequent events through June 15, 2010, the date these financial statements were originally available to be issued, and through December 15, 2010, the date these financial statements were revised. With the exception of those matters discussed in Note 4, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has not generated revenues since inception and has an accumulated deficit of $14,319 as of December 31, 2009.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavours or become financially viable and continue as a going concern.

3.  STOCKHOLDERS’ EQUITY

On March 24, 2008 (inception), the Company issued 4,000,000 shares of its common stock to its founders for cash of $400.

During June 2008, the Company closed a private placement for 808,000 common shares at a price of $0.05 per share, or an aggregate of $40,400. The Company received $40,400 of proceeds.

Common Stock

The Company is authorized to issue 100,000,000 common shares with a par value of $0.0001. As of December 31, 2009, there were 4,808,000 shares of common stock issued and outstanding.  Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Company’s directors are not obligated to declare a dividend. Since inception the Company has not paid or declared any dividends on common stock.

 Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001.  As of December 31, 2009, there were no preferred shares issued and outstanding.  The Company’s board of directors is authorized by the articles of incorporation to divide the authorized shares of preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of directors is authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Warrants

There are no outstanding warrants to purchase the Company’s securities.

Stock Options

The Company has not granted any stock options. There are no options to purchase securities outstanding.

Registration Rights

The Company has not granted registration rights to shareholders or to any other persons.

4.	RELATED PARTY TRANSACTIONS

In December 2008, the Company’s bank account was closed and the funds were held on behalf of the Company by a related party. In April 2010, the Company opened a new bank account and the funds held by the related party were deposited into the Company’s bank account. There was no formal agreement and no interest was charged to the related party nor were any fees charged to the Company by the related party.

The Company is assisted by our former Secretary, Ruthy Navon, who serves as an independent contractor to the Company and has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board pursuant to an agreement entered into with an entity she controls, and in consideration for $3,000, payable after the Company receives a trading symbol on the Over-The-Counter Bulletin Board. Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon does not own any interest, contingent or otherwise in the Company.

During October 2010 and December 2010, the Company amended its Licensing Agreement (the “Licensing Agreement”) with RN Consulting Services, d/b/a YearBook Alive Software, an entity controlled by Ruthy Navon, the Company’s promoter and former Secretary (“RN Consulting”). The Licensing Agreement amended, replaced and superseded a prior agreement entered into between RN Consulting (in the name of Yearbook Alive Software) and the Company in March 2008. Pursuant to the Licensing Agreement, RN Consulting agreed to provide the Company an exclusive, limited, non-transferable license to use, market, sell and distribute certain software which RN Consulting owns, which allows users to create and burn interactive digital memories on CD/DVD (the “Technology”) in software and products the Company sells and plans to sell to the Military (the “License”). Military is defined in the Licensing Agreement as military personnel, servicepersons, persons in the military reserves; persons in training for a career in and/or service in the military (including cadets and the ROTC (Reserve Officers’ Training Corp); military organizations (located throughout the world), organizations with functions similar to the military such as the coast guard, national guard or foreign legion; and current, former or retired military personnel. Pursuant to the Licensing Agreement, no fees are due to RN Consulting under the License until July 31, 2011, subsequent to which the Company agreed to pay RN Consulting a 10% royalty of any of the Company’s net sales (i.e., total sales after taxes) related to the use of the Technology, payable monthly in arrears during the term of the License. The License terminates immediately upon the termination of the Licensing Agreement.

Under the original agreement, that was effective March 2008, the Company could choose to extend the license after July 31, 2011 by either (a) paying 10% of its net sales to RN Consulting, (b) paying RN Consulting a flat fee of $100,000, or (c) paying RN Consulting an annual fee of $50,000 plus 2% of all net sales for a term of 5 years. The Company was required to promote Yearbook Alive’s software on its website and RN Consulting was required to provide technical support to the Company’s customers. RN Consulting could terminate the agreement at any time with 30 days notice or immediately upon a breach of the agreement by the Company.

The prior agreement, that was effective March 2008, with YearBook Alive Software was amended in October 2010 and December 2010 as follows: (i) changed the name of the contracting party from Yearbook Alive Software (a d/b/a) to RN Consulting; (ii) provided that the agreement was only in connection with the sale of the Company’s products to the military, which was unclear in the original agreement; (iii) provided that the Company could sell the software royalty free until July 31, 2011 and thereafter pay RN Consulting 10% of all net sales; (iv) removed the requirement from the original agreement for the Company to promote Yearbook Alive’s software on its website; (v) revised the termination provisions of the original agreement so that the agreement remains in effect until the earlier of (a) the mutual written consent of the parties; (b) the occurrence of any act, which by law, would require the License to terminate; (c) the bankruptcy of either party; or (d) upon thirty days written notice by a non-breaching party, upon the material breach of a material obligation of or the gross negligence in connection with the fulfillment of the duties of such party in connection with the Licensing Agreement by the other party, and provided that such breaching party does not cure such breach within such 30 day notice period. The result of the revisions and amendments was to more accurately reflect the parties’ original intentions for the agreement. The modifications to the Licensing Agreement had no effect on the Company’s reported financial position, results of operations or cash flows.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates.

SEC registration fees	$3	(1)
Legal and accounting fees	$20,000	(1)
Miscellaneous	$10,000	(1)
Total	$30,003	(1)

(1)  We have estimated these amounts.

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and Directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Net Profits Ten Inc.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and Directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Net Profits Ten Inc, even if they are unsuccessful in defending that action, unless the officer or Director’s:

(a)	action or inaction constituted a breach of his fiduciary duties as a Director or officer; and

(b)	the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Net Profits Ten Inc. against our officers or Directors, we are not permitted to indemnify our officers or Directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Net Profits Ten Inc., unless, and only to the extent that, a court determines that the officers or Directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

Item 15.   RECENT SALES OF UNREGISTERED SECURITIES

In March 2008, we sold 2,000,000 shares of common stock each to Gilad David and Fouad Dasuka (4,000,000 shares total), our President and Director and Director, respectively, in consideration for $200 or $0.0001 per share each ($400 in aggregate). The shares were valued at $400 or $0.0001 per share, the par value of the common stock.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In June 2008, we sold an aggregate of 808,000 shares of our common stock for aggregate consideration of $40,400 ($0.05 per share) to 38 offshore investors in connection with an offshore private placement.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuance since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 16.  EXHIBITS

The following Exhibits are filed with this prospectus:

Exhibit Number	Description
3.1 (1)	Articles of Incorporation
3.2 (1)	Bylaws
5.1*	Opinion of The Loev Law Firm, PC regarding the legality of the securities being registered
10.1 (1)	Programmer Agreement
10.2 (2)	Independent Contractor Agreement with Ruthy Navon
10.3 (3)	Licensing Agreement with RN Consulting Services, d/b/a Yearbook Alive Software
10.4*	First Addendum to License Agreement
23.1*	Consent of GBH CPAs, PC
23.2*	Consent of The Loev Law Firm, PC (Included in Exhibit 5.1)

* Filed herewith.
(1) Filed as exhibits to the Company’s Registration Statement on Form S-1, filed with the Commission on June 25, 2010, and incorporated herein by reference.
(2) Filed as an exhibit to the Company’s Registration Statement on Form S-1/A, filed with the Commission on August 13, 2010, and incorporated herein by reference.
(3) Filed as an exhibit to the Company’s Registration Statement on Form S-1/A, filed with the Commission on October 27, 2010, and incorporated herein by reference.

Item 17.  UNDERTAKINGS

The undersigned company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, executive officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5) In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, executive officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such Director, executive officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Or Akiva, Israel.

NET PROFITS TEN INC.

/s/ Gilad David
Gilad David, President, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: December 16, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints (Gilad David) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Gilad David
Gilad David, President, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: December 16, 2010

/s/ Fouad Dasuka
Fouad Dasuka
Director
Dated: December 16, 2010